UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2013

EXP REALTY INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-168025	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

910 Harris Avenue, Suite 305
Bellingham, WA 98225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (360) 389-2426

DESERT CANADIANS LTD.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 9, 2013, we changed our name from “Desert Canadians Ltd.” to “eXp Realty International Corporation”.

Also effective September 9, 2013, we increased the total number of shares of stock that our company has authority to issue from 220,000,000 shares of common stock with a par value of $0.00001 to 7,700,000,000 shares of common stock with a par value of $0.00001 and effected a 35 to one forward stock split of our issued and outstanding common stock. As a result, our previously outstanding 40,089,881 shares of common stock has increased to 1,403,145,835 shares of common stock outstanding.

The name change and forward stock split became effective with the OTC Markets at the opening for trading on September 9, 2013 under the new stock symbol “DSETD”. Our new CUSIP number is 30212W100. Our stock symbol is expected to be changed to “EXPI” on October 7, 2013.

The name change and forward stock split have been completed in preparation for the closing of the acquisition of eXp International Realty, Inc., a real estate brokerage which operates virtually and without real estate offices, as described in our 8-K filings on EDGAR. The acquisition is expected to close within the next 10 days.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation dated effective September 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXP REALTY INTERNATIONAL CORPORATION

By:

/s/ Glenn Sanford
Glenn Sanford
President, Secretary, Treasurer and Director

September 9, 2013